Exhibit 10.11


Consent of Independent Public Accountants

We hereby consent to the use in this Annual Report on Form 20-F of Companhia Vale do Rio Doce of our report dated January 18, 2002, relating to the Consolidated Financial Statements of Companhia Coreano-Brasileira de Pelotizacao - KOBRASCO for the years ended December 31, 2001 and 2000, which is included in such Annual Report.


/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Rio de Janeiro, Brazil, June 27, 2002